Exhibit 10.5
CHEVRON CORPORATION
DEFERRED COMPENSATION PLAN
FOR MANAGEMENT EMPLOYEES
(As Amended and Restated Effective December 7, 2005)
(Formerly the “Salary Deferral Plan for Management Employees”)
     1.     ESTABLISHMENT AND PURPOSE.
     The Chevron Corporation Deferred Compensation Plan for Management Employees (the “Plan”) (formerly the Salary Deferral Plan for Management Employees) was amended and restated effective April 1, 2002, to enhance the ability of Chevron Corporation (the “Corporation”) and its Subsidiaries to attract, motivate and retain executive and other key employees. The Plan was amended and restated again effective December 7, 2005. This Plan is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d).
     2.     DEFINITIONS.
     For purposes of the Plan, the following terms shall have the meanings set forth below:
     (a)     “Account” means the bookkeeping account maintained on behalf of a Participant to which shall be credited any amount described in Section 5.
     (b)     “Beneficiary” means the person designated as such by the Participant pursuant to Section 8(b).
     (c)     “Board” means the Board of Directors of the Corporation.
     (d)     “Change in Control” means a ‘change in control’ as that term is defined in Article VI of the bylaws of the Corporation, as such bylaws may be amended from time to time.
     (e)     “Code” means the Internal Revenue Code of 1986, as amended.
     (f)     “Committee” means the Committee appointed by the Board to administer the Plan as provided in Section 3.
     (g)     “Corporation” means Chevron Corporation, a Delaware corporation, or any successor corporation.
     (h)     “Eligible Employee” means an executive or other key employee (including an officer, whether or not a director) of the Corporation or a Subsidiary who holds a position of significant responsibility or whose performance or potential contribution, in the judgment of the Committee, would benefit the future success of the Corporation and who is designated by the Committee as eligible to participate in the Plan.
     (i)     “Employee” means an individual who is a salaried employee on the payroll of the Corporation or any Subsidiary.
     (j)     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     (k)     “Long-Term Incentive Plan” means the Chevron Corporation Long-Term Incentive Plan, as amended from time to time.
     (l)     “Management Incentive Plan” means the Chevron Corporation Management Incentive Plan, as amended from time to time.
     (m)     “Participant” means an Eligible Employee described in Section 4.
     (n)     “Plan” means the Chevron Corporation Salary Deferral Plan for Management Employees, as set forth herein and as amended from time to time.
     (o)     “Plan Year” means the calendar year.
     (p)     “Rules” mean the rules promulgated by the Committee pursuant to the authority granted in Section 3(c).
     (q)     “Subsidiary” means any corporation or entity in which the Corporation directly or indirectly controls more than 50% of the total voting power of all classes of its stock having voting powers and which the Board has designated as a Subsidiary for purposes of the Plan.
     3.     ADMINISTRATION.
     (a)     The Committee.
     The Plan shall be administered by the Management Compensation Committee of the Board, or any successor thereto. The Board may at any time replace the Management Compensation Committee with another Committee.
     (b)     Actions by the Committee.
     The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c)     Powers of the Committee.
     The Committee shall have the authority to administer the Plan in its sole discretion. To this end, the Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind Rules relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including the selection of Employees who shall be eligible to participate in the Plan. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.
     (d)     Liability of Committee Members.
     No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan.
     (e)     Administration of the Plan Following a Change in Control.
     Within 30 days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee pursuant to Section 3(c) with respect to the Plan. Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.
     4.     PARTICIPATION.
     Each Eligible Employee who elects to defer base salary under the Plan in accordance with the Rules or who makes a deferral election available under the terms of the Management Incentive Plan or Long-Term Incentive Plan, shall automatically become a Participant in the Plan.
     5.     DEFERRED COMPENSATION.
     The Committee shall promulgate Rules governing (i) elections by Eligible Employees to defer base salary and (ii) the establishment of Accounts to which shall be credited amounts deferred pursuant to an election described in (i) or any deferral election made available under the terms of the Management Incentive Plan or the Long-Term Incentive Plan, the crediting of interest or earnings to such Accounts, and the time, form and value of distributions from such Accounts.

     6.     FORFEITURE.
     (a)     Notwithstanding any other provision of this Plan to the contrary, if a Participant engages in Misconduct the Committee (or its delegate) may determine that any balance in the Participant’s Account attributable to awards made under the Long-Term Incentive Plan or the Management Incentive Plan on or after June 29, 2005 and the date of the Participant’s Misconduct shall be forfeited.
     (b)     For this purpose, “Misconduct” means that:
          (1)     the Corporation has been required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Committee (or its delegate) has determined in its sole discretion that a Participant (i) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Corporation or (ii) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur; or
          (2)     a Participant discloses to others, or takes or uses for his or her own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how or any other proprietary information or intellectual property belonging to the Corporation and obtained by the Participant during the term of his or her employment, whether or not they are the Participant’s work product. Examples of such confidential information or trade secrets include, without limitation, customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Participant knows or has reason to know that the Corporation intends or expects secrecy to be maintained; or
          (3)     a Participant fails to promptly return all documents and other tangible items belonging to the Corporation in the Participant’s possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to retirement or otherwise; or
          (4)     a Participant directly or indirectly engages in, becomes employed by, or renders services, advice or assistance to any business in competition with the Corporation at any time during the twelve months following termination of employment with the Corporation. As used herein, “business in competition” means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Corporation at the time of the termination of the Participant’s employment with the Corporation; or
          (5)     a Participant fails to inform any new employer, before accepting employment, of the terms of this section and of the Participant’s continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Corporation and obtained by the Participant during the term of his or her employment with the Corporation; or
          (6)     a Participant induces or attempts to induce, directly or indirectly, any of the Corporation’s customers, employees, representatives or consultants to terminate, discontinue or cease working with or for the Corporation, or to breach any contract with the Corporation, in order to work with or for, or enter into a contract with, the Participant or any third party; or
          (7)     a Participant engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Corporation; or
          (8)     a Participant committed an act of embezzlement, fraud or theft with respect to the property of the Corporation.
The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth in subsections 1 through 8 above, and its determination shall be conclusive and binding on all interested persons.
Any provision of this Section 6 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section 6.

     7.     AMENDMENT OR TERMINATION OF THE PLAN.
     Except as otherwise provided in this Section 7, the Board may amend, suspend or terminate the Plan at any time. In the event of such termination, the Accounts of Participants shall be paid at such times and in such forms as shall be determined pursuant to the Rules, unless the Board prescribes a different time or times for payment of such Accounts. No amendment, suspension or termination (other than an amendment to discontinue future salary deferrals) approved by the Board after six months prior to the public announcement of a proposed transaction which, when effected, is a Change in Control or before the date which is two years after the date of a Change in Control (the ‘Benefit Protection Period’) shall be valid or effective if such amendment, suspension or termination would alter the terms of these resolutions or adversely affect the amount of a Participant’s Account under the Plan, whether or not the Participant’s employment had terminated at the time the amendment, suspension or termination was approved; provided, however, any amendment, suspension or termination may be effected, even if so approved after such a public announcement, if (a) the amendment, suspension or termination is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred. Any amendment, suspension or termination of the Plan which is so approved prior to a Change in Control at the request of a third party who effectuates a Change in Control shall be deemed to be an amendment, suspension or termination approved during the Benefit Protection Period.
     8.     GENERAL.
     (a)     No Right of Employment.
     Nothing contained in the Plan nor any action of the Committee pursuant to the Plan shall give any employee any right to remain in the employ of the Corporation or to impair the Corporation’s right to terminate the employment of any employee at any time, with or without cause, which right is hereby reserved.
     (b)     Designation of Beneficiaries.
     Participants may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any outstanding Account balance at the time of the Participant’s death. A Participant may change such designation at any time by filing the prescribed form with the Committee. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant, distribution will be made to the Participant’s surviving spouse as Beneficiary if then living or, if not, in equal shares to the then living children of the Participant as Beneficiaries or, if none, to the Participant’s estate as Beneficiary.

     (c)     Domestic Relations Orders.
     The procedures established by the Corporation for the determination of the qualified status of domestic relations orders and for making distributions under qualified domestic relations orders, as provided in Section 206(d) of ERISA, shall apply to the Plan.
     (d)     Costs of the Plan.
     The costs and expenses of administering the Plan shall be borne by the Corporation.
     (e)     Severability.
     The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     (f)     Binding Effect of Plan.
     The Plan shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and the Corporation shall require any successor or assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. The term “the Corporation” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise.
     (g)     No Waiver of Breach.
     No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.
     (h)     No Assignment.
     The interest and property rights of any Participant under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation of this Section 8(h) shall be void.
     (i)     Applicable Law.
     The Plan shall be administered, construed and governed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California.

     (j)     Participant’s Rights Unsecured.
     This Plan is not intended and shall not be construed to require the Corporation to fund any of the benefits provided hereunder or to establish a trust for such purpose. The interest under the Plan of any Participant and such Participant’s right to receive a distribution of his or her Account shall be an unsecured claim against the general assets of the Corporation. The Account shall be a bookkeeping entry only and no Participant shall have any interest in or claim against any specific asset of the Company pursuant to the Plan.
     (k)     Authority to Establish a Grantor Trust.
     The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of benefits under the Plan; provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.
     (l)     Other Benefit Plans.
     To the extent permitted by applicable law, a Participant’s deferral elections made pursuant to this Plan shall be disregarded for purposes of determining the Participant’s benefits under any other benefit plan or program established or maintained by the Corporation or its Subsidiaries.